Exhibit 32

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, the Corporate Trustee of Mesabi Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report of Mesabi Trust on Form 10-Q for the quarter ended July 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Mesabi Trust.

/s/ Chris Niesz	September 11, 2026
Chris Niesz*
Director
Deutsche Bank Trust Company Americas
Corporate Trustee

* There are no principal executive officers or principal financial officers of the registrant.